UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022 (April 29, 2022)

Ultra Clean Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 576-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2022, the Board of Directors (the “Board”) of Ultra Clean Holdings, Inc. (the “Company”) appointed Christopher S. Cook as the Company’s President, Products Business, effective April 29, 2022.

Prior to joining the Company, Mr. Cook, 53, served as Executive Vice President at Cypress Semiconductor Corporation from March 2017 to April 2020, and as President at Flex Power from January 2012 to June 2015. He previously served in various leadership roles at Infineon Technologies AG from May 2003 to December 2011. Mr. Cook holds a Bachelor of Science in Electrical Engineering and Technology from Purdue University and completed the Program for Leadership Development at Harvard Business School.

Mr. Cook’s salary shall be $480,000 per year. Mr. Cook is also eligible to participate in the Company’s management bonus plan, which includes an initial target payout of 60% of his base salary on an annualized basis after one full quarter of employment. Mr. Cook also received an award of restricted stock units of the Company valued at $900,000, which will vest over three years in three equal annual installments on each anniversary of the grant date and shall otherwise be subject to the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and stock incentive plan. Mr. Cook also received a sign-on bonus of $100,000, subject to Mr. Cook remaining with the Company for 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	May 4, 2022	By:	/s/ Paul Y. Cho
			Name:	Paul Y. Cho
			Title:	General Counsel and Corporate Secretary